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EXHIBIT 99.1

FOR IMMEDIATE RELEASE              Contact:  John A. Stiles
                                             John A. Stiles & Associates, L.L.C.
                                             314-994-0560

AUTHENTIDATE HOLDING CORP. ANNOUNCES ADDITION OF JOHN J. WATERS, CPA TO ITS
BOARD

SCHENECTADY, NY--JULY 12, 2004--AUTHENTIDATE HOLDING CORP. (NASDAQ: ADAT) ANNOUNCED TODAY THAT IT HAS ADDED JOHN J. WATERS, CPA, TO ITS BOARD OF DIRECTORS.

MR. WATERS SPENT HIS ENTIRE PROFESSIONAL CAREER, FROM 1967-2001, WITH ARTHUR ANDERSEN, LLP. DURING HIS TENURE, HE HELD THE POSITIONS OF: PARTNER IN CHARGE-ENTERTAINMENT INDUSTRY PROGRAM; PARTNER IN CHARGE-MANUFACTURING INDUSTRY PROGRAM; AND PARTNER IN CHARGE (AUDIT) - TRANSACTION ADVISORY INDUSTRY PROGRAM. SINCE RETIRING FROM ARTHUR ANDERSEN, HE HAS CONSULTED AND INVESTED WITH SEVERAL PRIVATE EQUITY FIRMS AND HAS CONSIDERABLE EXPERIENCE IN THE FIELD OF MERGERS AND ACQUISITIONS.

HE HOLDS A BACHELOR'S DEGREE IN BUSINESS ADMINISTRATION FROM IONA COLLEGE AND IS A CERTIFIED PUBLIC ACCOUNTANT IN THE STATE OF NEW YORK, AS WELL AS A MEMBER OF AICPA AND NEW YORK STATE SOCIETY OF CPA'S.

"I AM EXCITED ABOUT THE OPPORTUNITY TO SERVE ON THE AUTHENTIDATE BOARD," SAID MR. WATERS. "THE OPPORTUNITIES AHEAD ARE NUMEROUS AND THE COMPANY SEEMS TO BE STRATEGICALLY POSITIONED AND WELL CAPITALIZED TO EXECUTE ON ITS BUSINESS PLAN."

ABOUT AUTHENTIDATE HOLDING CORP.

AUTHENTIDATE HOLDING CORP. (AHC) IS THE HOLDING COMPANY OF FIVE BUSINESS UNITS; DOCSTAR, AUTHENTIDATE INTERNATIONAL AG, AUTHENTIDATE, INC., DJS MARKETING GROUP/COMPUTER PROFESSIONALS INTERNATIONAL AND TRAC MEDICAL SOLUTIONS, INC. DOCSTAR SELLS PROPRIETARY DOCUMENT IMAGING SOFTWARE THAT INCLUDES THE AUTHENTIDATE TECHNOLOGY. AUTHENTIDATE AND AUTHENTIDATE AG PROVIDE THE AUTHENTICATION OF DIGITAL DATA THROUGH ITS PROPRIETARY AND PATENT PENDING TECHNOLOGY. AUTHENTIDATE INTENDS TO ESTABLISH ITSELF AS THE AUTHORITY ON "CONTENT SECURITY" AS IT IS A GROWING SECTOR OF THE ELECTRONIC NETWORK SECURITY INFRASTRUCTURE MARKET. DJS DELIVERS PROFESSIONAL SERVICES CENTERED AROUND TECHNOLOGY SYSTEMS INTEGRATION PROJECTS, STAFF AUGMENTATION, OUT-TASKING, OUTSOURCING SERVICES AND RESELLS COMPUTER RELATED PRODUCTS. TRAC MEDICAL OFFERS AN ELECTRONIC FORM PROCESSING SOLUTION AND UTILIZES THE AUTHENTIDATE TECHNOLOGY TO PROVE THE AUTHENTICITY OF THE CONTENT REPRESENTED IN COMPLETED HEALTHCARE FORMS.

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THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES ACT OF 1934. WHEN USED IN THIS RELEASE, THE WORDS "BELIEVE," "ANTICIPATE," "THINK," "INTEND," "PLAN," "WILL BE," "EXPECT," AND SIMILAR EXPRESSIONS IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REGARDING FUTURE EVENTS AND/OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL EVENTS OR THE ACTUAL FUTURE RESULTS OF THE COMPANY TO DIFFER MATERIALLY FROM ANY FORWARD-LOOKING STATEMENT. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHER THINGS, THE AVAILABILITY OF ANY NEEDED FINANCING, THE COMPANY'S ABILITY TO IMPLEMENT ITS BUSINESS PLAN FOR VARIOUS APPLICATIONS OF ITS TECHNOLOGIES, THE IMPACT OF COMPETITION, THE MANAGEMENT OF GROWTH, AND THE OTHER RISKS AND UNCERTAINTIES THAT MAY BE DETAILED FROM TIME TO TIME IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. IN LIGHT OF THE SIGNIFICANT RISKS AND UNCERTAINTIES INHERENT IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.